UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 7, 2018

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
6312 Steinhausen
Switzerland	CH-6312
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01Other Events.

On February 7, 2018—Transocean Ltd. (NYSE: RIG) announced today that Transocean Ltd. along with Transocean Inc. (‟Transocean”) have initiated a compulsory acquisition of all remaining shares in Songa Offshore SE that are not already owned by Transocean. Transocean expects to complete the compulsory acquisition by the end of the first quarter of 2018.

A copy of the press release announcing the initiation of the compulsory acquisition is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release Announcing Transocean Initiates Compulsory Acquisition of Remaining Songa Offshore Shares

Forward-Looking Statements

Any statements in this release that are not historical facts may be forward-looking statements that involve certain risks, uncertainties and assumptions. All forward-looking statements included in this release are based on information available to the company as of the date of this communication and current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those anticipated. These risks and uncertainties include the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the compulsory acquisition; difficulties that may be encountered in integrating the combined businesses and realizing the potential synergies of the combination; and the other risks and uncertainties included in the Registration Statement on Form S-4 filed by the company on February 6, 2018, or in the company’s most recent Form 10-K, Forms 10-Q and other filings with the U.S. Securities and Exchange Commission (the “SEC”). No forward-looking statements in this release should be relied upon as representing the company’s views or expectations as of any subsequent date, and the company does not undertake any obligation to revise or update any such forward-looking statement to reflect events or circumstances that may arise after the statement was made.

Additional Information

In connection with the compulsory acquisition, Transocean Ltd. and Transocean Inc. (the “Offerors”) have filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) containing a prospectus with respect to the shares and exchangeable bonds to be issued in the compulsory acquisition (the “Prospectus”). When available, the Offerors will distribute the Prospectus to certain securityholders of Songa in the United States in connection with the compulsory acquisition. The Offerors are also expected to file an offer document with the Financial Supervisory Authority of Norway (the “Norwegian FSA”).

INVESTORS AND SECURITYHOLDERS ARE URGED TO READ CAREFULLY THE PROSPECTUS REGARDING THE COMPULSORY ACQUISITION IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) OR ANY DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPULSORY ACQUISITION. You may obtain, free of charge, copies of the Prospectus and Registration Statement, when available, and other relevant documents filed by the Offerors with the SEC, at the SEC’s website at: www.sec.gov. In addition, shareholders may obtain free copies of the Prospectus and other relevant documents filed by the Offerors with the SEC from the company’s website at: www.deepwater.com.

This communication does not constitute an offer to buy or exchange, or the solicitation of an offer to sell or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not a substitute for any prospectus, proxy statement or any other document that the Offerors may file with the SEC in connection with the compulsory acquisition. The final terms and further provisions regarding the compulsory acquisition will be disclosed in the offer document after the publication has been approved by the Norwegian FSA and in the Registration Statement filed with the SEC (as it may be amended). No money, securities or other consideration is being solicited, and, if sent in response to the information contained herein, will not be accepted.

No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended, and any applicable European and Norwegian regulations. The compulsory acquisition and distribution of this document may be restricted by law in certain jurisdictions and persons into whose possession any document or other information referred to herein should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: February 7, 2018	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person